BOSTON SCIENTIFIC ANNOUNCES RESULTS FOR
FOURTH QUARTER AND FULL YEAR ENDED DECEMBER 31, 2010

Natick, MA (February 1, 2011) -- Boston Scientific Corporation (NYSE: BSX) today announced financial results for the fourth quarter and full year ended December 31, 2010, as well as net sales and earnings per share (EPS) guidance for the full year and first quarter 2011.

Fourth quarter highlights:

•	Reported sales of $2.002 billion with GAAP earnings of $0.15 per diluted share and adjusted earnings per diluted share of $0.20.

•	Increased year-over-year International ICD reported sales 6 percent (including 3 points of unfavorable foreign exchange impact), supported by the introduction of several new technologies.

•
Received CE Mark approval for INCEPTA™, ENERGEN™ and PUNCTUA™, the Company's next-generation cardiac resynchronization therapy defibrillators (CRT-Ds) and implantable cardioverter defibrillators (ICDs).

•
Maintained leadership position in the global drug-eluting stent (DES) market with 35 percent share worldwide and U.S. share of 46 percent. Rapidly increased growth in PROMUS® Element™ sales throughout 2010 with sales of $227 million, exiting the year with nearly a quarter of the European DES market.

•	Increased worldwide Neuromodulation sales 8 percent and Endoscopy sales 6 percent.

•	Executed on several Priority Growth Initiatives through the recently announced acquisitions of Asthmatx, Sadra Medical, Atritech and Intelect Medical.

•	Divested Neurovascular business in January 2011 for $1.5 billion, with expected after-tax proceeds of $1.2 billion.

•	Prepaid all $600 million of senior notes due in June 2011 and paid at maturity $250 million of senior notes in January 2011.

“We've made significant progress in our strategy to realign our portfolio through the execution of our Priority Growth Initiatives, with four targeted acquisitions and a divestiture,” said Ray Elliott, President and Chief Executive Officer of Boston Scientific. “These acquisitions add promising new technologies to our portfolio and bolster our internal pipeline, which we expect will deliver more than 150 new products through 2015. Proceeds from the divestiture of our Neurovascular business provide us with increased flexibility to fund acquisitions and pay down debt. Nevertheless, we expect 2011 to be a difficult but necessary transition year in part driven by a worsening pricing environment and uncertainty in procedural volumes.”

Fourth Quarter 2010

Net sales for the fourth quarter of 2010 were $2.002 billion, as compared to net sales of $2.079 billion for the fourth quarter of 2009, a decrease of 4 percent on both a reported and constant currency basis.

Worldwide cardiac rhythm management (CRM) net sales for the fourth quarter - on a reported basis - were as follows:

(in millions)	U.S.		International		Worldwide
	Q4 2010	Q4 2009	Q4 2010	Q4 2009	Q4 2010	Q4 2009
Defibrillator systems	$273	$307	$150	$142	$423	$449
Pacemaker systems	74	82	67	76	141	158

Total CRM products	$347	$389	$217	$218	$564	$607

Worldwide coronary stent system net sales for the fourth quarter - on a reported basis - were as follows:

(in millions)	U.S.		International		Worldwide
	Q4 2010	Q4 2009	Q4 2010	Q4 2009	Q4 2010	Q4 2009
Drug-eluting stent systems	$187	$205	$190	$206	$377	$411
Bare-metal stent systems	9	12	23	30	32	42

Total coronary stent systems	$196	$217	$213	$236	$409	$453

On a GAAP basis, net income for the fourth quarter of 2010 was $236 million, or $0.15 per diluted share. These results included acquisition-, divestiture-, litigation- and restructuring-related net charges; discrete tax items; and amortization expense (after-tax) of $77 million, or $0.05 per diluted share, which consisted primarily of:

•
$4 million ($5 million pre-tax) of acquisition-related charges, consisting of due diligence and other fees, an inventory step-up adjustment, and contingent consideration expense related to 2010 acquisitions;

•	a $77 million ($104 million pre-tax) gain associated with the settlement of a litigation matter with Medinol, Ltd.;
•
$23 million ($30 million pre-tax) of restructuring and restructuring-related net charges associated with the Company's 2010 Restructuring plan, Plant Network Optimization program and 2007 Restructuring plan;

•	$9 million of discrete tax items related to certain tax positions taken in a prior period; and
•	$116 million ($132 million pre-tax) of amortization expense.
Adjusted net income for the fourth quarter of 2010, excluding these net charges, was $313 million, or $0.20 per diluted share.

On a GAAP basis, net loss for the fourth quarter of 2009 was $1.075 billion, or $0.71 per share, and was driven primarily by charges related to the Company's settlement of patent disputes with Johnson & Johnson. Reported results included intangible asset impairment charges; acquisition-, divestiture-, litigation- and restructuring-related net charges; discrete tax items and amortization expense (after-tax) of $1.379 billion, or $0.91 per share. Adjusted net income for the fourth quarter of 2009, excluding these net charges, was $304 million, or $0.20 per share.

Full Year 2010

Net sales for the full year 2010 were $7.806 billion, as compared to net sales of $8.188 billion for the full year 2009, a decrease of 5 percent on both a reported and constant currency basis.

Worldwide CRM net sales for the full year - on a reported basis - were as follows:

(in millions)	U.S.		International		Worldwide
	2010	2009	2010	2009	2010	2009
Defibrillator systems	$1,037	$1,248	$562	$544	$1,599	$1,792
Pacemaker systems	320	346	261	275	581	621

Total CRM products	$1,357	$1,594	$823	$819	$2,180	$2,413

Worldwide coronary stent system net sales for the full year - on a reported basis - were as follows:

(in millions)	U.S.		International		Worldwide
	2010	2009	2010	2009	2010	2009
Drug-eluting stent systems	$805	$911	$732	$797	$1,537	$1,708
Bare-metal stent systems	44	57	89	114	133	171

Total coronary stent systems	$849	$968	$821	$911	$1,670	$1,879

On a GAAP basis, net loss for the full year 2010 was $1.065 billion, or $0.70 per share, and was driven primarily by a goodwill impairment charge recorded in the first quarter of 2010. Reported results included goodwill and intangible asset impairment charges; acquisition-, divestiture-, litigation- and restructuring-related net charges; discrete tax items and amortization expense (after-tax) of $2.116 billion, or $1.39 per share, which consisted primarily of:

•	$1.817 billion (on both a pre-tax and after-tax basis) of goodwill impairment charges associated with the Company's U.S. CRM business unit;
•	$55 million ($65 million pre-tax) of intangible asset impairment charges;
•
$211 million ($245 million pre-tax) of acquisition-related net credits, consisting of a gain related to the receipt of an acquisition-related milestone payment from Abbott Laboratories; as well as due diligence and other fees, an inventory step-up adjustment and contingent consideration expense related to 2010 acquisitions;

•	a $77 million ($104 million pre-tax) gain associated with the settlement of a litigation matter with Medinol, Ltd.;
•
$121 million ($169 million pre-tax) of restructuring and restructuring-related net charges associated with the Company's 2010 Restructuring plan, Plant Network Optimization program and 2007 Restructuring plan;

•	$11 million of discrete tax items related to certain tax positions taken in a prior period; and
•	$420 million ($513 million pre-tax) of amortization expense.
Adjusted net income for the full year 2010, excluding these net charges, was $1.051 billion, or $0.69 per share.

On a GAAP basis, net loss for the full year 2009 was $1.025 billion, or $0.68 per share. Reported results included intangible asset impairment charges; acquisition-, divestiture-, litigation- and restructuring-related net charges; discrete tax items and amortization expense (after-tax) of $2.207 billion, or $1.46 per share. Adjusted net income for the full year 2009, excluding these net charges, was $1.182 billion, or $0.78 per share.

Guidance for Full Year and First Quarter of 2011

The Company estimates net sales for the full year 2011 in a range of $7.5 to $7.9 billion. Compared to full year 2010 net sales, this range assumes a $258 million negative impact from the divestiture of the Neurovascular business. Recently announced acquisitions are not expected to contribute to 2011 sales. The Company estimates earnings on a GAAP basis in a range of $0.53 to $0.68 per share. Adjusted earnings, excluding divestiture-related net credits, acquisition- and restructuring-related charges; and amortization expense, are estimated in a range of $0.50 to $0.60 per share. As previously disclosed, recently announced acquisitions are expected to dilute 2011 adjusted earnings by approximately $0.03 to $0.04 per share as compared to the prior year, and the divestiture of the Neurovascular business is expected to dilute 2011 adjusted earnings by approximately $0.06 per share.

The Company estimates net sales for the first quarter of 2011 in a range of $1.825 to $1.925 billion. Compared to net sales for the first quarter of 2010, this range assumes a $62 million negative impact from the divestiture of the Neurovascular business. The Company estimates earnings on a GAAP basis in a range of $0.30 to $0.38 per share. Adjusted earnings, excluding acquisition- and divestiture-related net credits, restructuring-related charges, and amortization expense, are estimated in a range of $0.07 to $0.10 per share. Recently announced acquisitions are expected to dilute first quarter 2011 adjusted earnings by approximately $0.01 per share as compared to the prior year, and the divestiture of the Neurovascular business is expected to dilute first quarter 2011 adjusted earnings by $0.01 per share.

Conference Call Information

Boston Scientific management will be discussing these results with analysts on a conference call at 8:00 a.m. (ET) Wednesday, February 2. The Company will webcast the call to all interested parties through its website: www.bostonscientific.com. Please see the website for details on how to access the webcast. The webcast will be available for one year on the Boston Scientific website.

About Boston Scientific

Boston Scientific is a worldwide developer, manufacturer and marketer of medical devices whose products are used in a broad range of interventional medical specialties. For more information, please visit: www.bostonscientific.com.

Cautionary Statement Regarding Forward-Looking Statements

This press release contains forward-looking statements within the meaning of Section 27A of the Securities Act of 1933 and Section 21E of the Securities Exchange Act of 1934.  Forward-looking statements may be identified by words like “anticipate,” “expect,” “project,” “believe,” “plan,” “estimate,” “intend” and similar words.  These forward-looking statements are based on our beliefs, assumptions and estimates using information available to us at the time and are not intended to be guarantees of future events or performance.  These forward-looking statements include, among other things, statements regarding our expected net sales, GAAP earnings and adjusted earnings for the first quarter and full year 2011, including expected impacts of acquisitions and the Neurovascular divestiture; our financial performance; expected pricing environment; expected procedural volumes; new product approvals, launches and sales; regulatory compliance; our market position; cash flow; write-down of goodwill and other asset impairments; our capacity to fund acquisitions and other investments and successfully integrate them into our business; our ability to successfully separate our Neurovascular business; our ability to reduce our debt obligations; and our restructuring activities.  If our underlying assumptions turn out to be incorrect, or if certain risks or uncertainties materialize, actual results could vary materially from the expectations and projections expressed or implied by our forward-looking statements.  These risks and uncertainties, in some cases, have affected and in the future could affect our ability to implement our business strategy and may cause actual results to differ materially from those contemplated by the statements expressed in this press release.  As a result, readers are cautioned not to place undue reliance on any of our forward-looking statements.

Risks and uncertainties that may cause such differences include, among other things: future economic, competitive, reimbursement and regulatory conditions; new product introductions and the market acceptance of those products; clinical trial results; demographic trends; intellectual property; litigation; financial market conditions; the effect of our goodwill impairment charges and our restructuring initiatives; closing of announced acquisitions and integration of acquired companies; and future business decisions made by us and our competitors. New risks and uncertainties may arise from time to time and are difficult to predict. All of these factors are difficult or impossible to predict accurately and many of them are beyond our control.  For a further list and description of these and other important risks and uncertainties that may affect our future operations, see Part I, Item IA - Risk Factors in our most recent Annual Report on Form 10-K filed with the Securities and Exchange Commission, which we may update in Part II, Item 1A - Risk Factors in Quarterly Reports on Form 10-Q we have filed or will file hereafter.  We disclaim any intention or obligation to publicly update or revise any forward-looking statement to reflect any change in our expectations or in events, conditions, or circumstances on which those expectations may be based, or that may affect the likelihood that actual results will differ from those contained in the forward-looking statements.  This cautionary statement is applicable to all forward-looking statements contained in this press release.

Use of non-GAAP Financial Information

A reconciliation of the Company's non-GAAP financial measures to the corresponding GAAP measures, and an explanation of the Company's use of these non-GAAP measures, is included in the exhibits attached to this press release.

CONTACT:	Paul Donovan
508-650-8541 (office)
508-667-5165 (mobile)
Media Relations
Boston Scientific Corporation

Larry Neumann
508-650-8696 (office)
Investor Relations
Boston Scientific Corporation

Sean Wirtjes
508-652-5305 (office)
Investor Relations
Boston Scientific Corporation

BOSTON SCIENTIFIC CORPORATION
CONDENSED CONSOLIDATED GAAP RESULTS OF OPERATIONS
(Unaudited)

	Three Months Ended		Year Ended
	December 31,		December 31,
in millions, except per share data	2010	2009	2010	2009

Net sales	$2,002	$2,079	$7,806	$8,188
Cost of products sold	660	710	2,599	2,576
Gross profit	1,342	1,369	5,207	5,612

Operating expenses:
Selling, general and administrative expenses	683	649	2,580	2,635
Research and development expenses	225	257	939	1,035
Royalty expense	37	41	185	191
Loss on program termination				16
Amortization expense	132	129	513	511
Goodwill impairment charge			1,817
Intangible asset impairment charges		2	65	12
Purchased research and development		4		21
Contingent consideration expense	2		2
Acquisition-related milestone			(250)
Restructuring charges	18	19	116	63
Litigation-related net (credits) charges	(104)	1,499	(104)	2,022
	993	2,600	5,863	6,506
Operating income (loss)	349	(1,231)	(656)	(894)

Other income (expense):
Interest expense	(107)	(122)	(393)	(407)
Other, net	(13)	6	(14)	(7)
Income (loss) before income taxes	229	(1,347)	(1,063)	(1,308)
Income tax (benefit) expense	(7)	(272)	2	(283)
Net income (loss)	$236	$(1,075)	$(1,065)	$(1,025)

Net income (loss) per common share - basic	$0.16	$(0.71)	$(0.70)	$(0.68)
Net income (loss) per common share - assuming dilution	$0.15	$(0.71)	$(0.70)	$(0.68)

Weighted-average shares outstanding
Basic	1,520.3	1,510.6	1,517.8	1,507.9
Assuming dilution	1,532.4	1,510.6	1,517.8	1,507.9

BOSTON SCIENTIFIC CORPORATION
CONDENSED CONSOLIDATED BALANCE SHEETS

	As of December 31,
in millions, except share data	2010	2009
	(Unaudited)
ASSETS
Current assets:
Cash and cash equivalents	$213	$864
Trade accounts receivable, net	1,320	1,375
Inventories	894	891
Deferred income taxes	429	572
Assets held for sale	576	578
Prepaid expenses and other current assets	183	319
Total current assets	3,615	4,599

Property, plant and equipment, net	1,697	1,722
Goodwill	10,186	11,936
Other intangible assets, net	6,343	6,667
Other long-term assets	287	253
	$22,128	$25,177

LIABILITIES AND STOCKHOLDERS' EQUITY
Current liabilities:
Current debt obligations	$504	$3
Accounts payable	184	212
Accrued expenses	1,626	2,609
Other current liabilities	295	198
Total current liabilities	2,609	3,022

Long-term debt	4,934	5,915
Deferred income taxes	1,644	1,875
Other long-term liabilities	1,645	2,064

Commitments and contingencies

Stockholders' equity
Preferred stock, $.01 par value - authorized 50,000,000
shares, none issued and outstanding
Common stock, $.01 par value - authorized 2,000,000,000
shares, issued 1,520,780,112 shares as of December 31, 2010 and	15	15
1,510,753,934 shares as of December 31, 2009
Additional paid-in capital	16,232	16,086
Accumulated deficit	(4,822)	(3,757)
Other stockholders' deficit	(129)	(43)
Total stockholders' equity	11,296	12,301
	$22,128	$25,177

BOSTON SCIENTIFIC CORPORATION
NON-GAAP NET INCOME AND NET INCOME PER COMMON SHARE RECONCILIATIONS
(Unaudited)

	Three Months Ended December 31,					Year Ended December 31,
	2010		2009			2010			2009
		Impact	Net	Impact		Net	Impact		Net	Impact
	Net	per diluted	(loss)	per diluted		(loss)	per diluted		(loss)	per diluted
in millions, except per share data	income	share	income	share		income	share		income	share
GAAP results	$236	$0.15	$(1,075)	$(0.71)		$(1,065)	$(0.70)		$(1,025)	$(0.68)
Non-GAAP adjustments:
Goodwill impairment charge						1,817	1.20	*
Intangible asset impairment charges			2	0.00		55	0.03	*	10	0.01
Acquisition-related charges (credits)	4	0.00	3	0.00		(211)	(0.13)	*	20	0.01
Divestiture-related charges (credits)	2	0.00	(5)	0.00		2	0.00	*	(7)	0.00
Restructuring-related charges	23	0.01	28	0.02		121	0.08	*	97	0.06
Litigation-related net (credits) charges	(77)	(0.05)	1,273	0.84	*	(77)	(0.05)	*	1,771	1.17	*
Discrete tax items	9	0.01	(31)	(0.02)	*	(11)	(0.01)	*	(106)	(0.07)	*
Amortization expense	116	0.08	109	0.07	*	420	0.27	*	422	0.28	*
Adjusted results	$313	$0.20	$304	$0.20		$1,051	$0.69		$1,182	$0.78

* For periods of net loss, assumes dilution of 9.8 million shares for the three months ended December 31, 2009; 10.0 million shares for the year ended December 31, 2010; and 8.0 million shares for the year ended December 31, 2009 for all or a portion of these non-GAAP adjustments.

An explanation of the Company's use of these non-GAAP measures is provided at the end of this document.

BOSTON SCIENTIFIC CORPORATION
NON-GAAP NET INCOME AND NET INCOME PER COMMON SHARE RECONCILIATIONS (CONT.)
(Unaudited)

	Three Months Ended		Year Ended
in millions	December 31,		December 31,
	2010	2009	2010	2009
Goodwill impairment charge:
Goodwill impairment charge			$1,817
Income tax benefit (a)
Goodwill impairment charge, net of tax			$1,817

Intangible asset impairment charges:
Intangible asset impairment charges		$2	$65	$12
Income tax benefit (a)			(10)	(2)
Intangible asset impairment charges, net of tax		$2	$55	$10

Acquisition-related charges (credits):
Purchased research and development		$4		$21
Contingent consideration expense	$2		$2
Acquisition-related milestone			(250)
Acquisition-related fees (b)	2		2
Inventory step-up adjustment (c)	1		1
	5	4	(245)	21
Income tax (benefit) expense (a)	(1)	(1)	34	(1)
Acquisition-related charges (credits), net of tax	$4	$3	$(211)	$20

Divestiture-related charges (credits):
Gain on sale of investments (d)				$(3)
Divestiture-related charges (credits) (e)	$2	$(5)	$2	(5)
	2	(5)	2	(8)
Income tax expense (a)				1
Divestiture-related charges (credits), net of tax	$2	$(5)	$2	$(7)

Restructuring-related charges:
Restructuring charges	$18	$19	$116	$63
Restructuring-related charges (f)	12	17	53	67
	30	36	169	130
Income tax benefit (a)	(7)	(8)	(48)	(33)
Restructuring-related charges, net of tax	$23	$28	$121	$97

Litigation-related (credits) charges:
Litigation-related charges		$1,499		$2,082
Litigation-related credits	$(104)		$(104)	(60)
	(104)	1,499	(104)	2,022
Income tax expense (benefit) (a)	27	(226)	27	(251)
Litigation-related (credits) charges, net of tax	$(77)	$1,273	$(77)	$1,771

Discrete tax items:
Income tax expense (benefit) (a)	$9	$(31)	$(11)	$(106)

Amortization expense:
Amortization expense	$132	$129	$513	$511
Income tax benefit (a)	(16)	(20)	(93)	(89)
Amortization expense, net of tax	$116	$109	$420	$422

(a) Amounts are tax effected at the Company's effective tax rate, unless the amount is a significant unusual or infrequently occurring item in accordance with FASB Accounting Standards Codification section 740-270-30, "General Methodology and Use of Estimated Annual Effective Tax Rate."

(b) Recorded to selling, general and administrative expenses.
(c) Recorded to cost of products sold.
(d) Recorded to other, net.
(e) Divestiture-related fees in 2010 recorded to selling, general and administrative expenses; divestiture-related charges in 2009 recorded to other, net.
(f) In the fourth quarter of 2010, recorded $10 million to cost of products sold and $2 million to selling, general and administrative expenses. In the fourth quarter of 2009, recorded $14 million to cost of products sold and $3 million to selling, general and administrative expenses. In 2010, recorded $48 million to cost of products sold and $5 million to selling, general and administrative expenses. In 2009, recorded $50 million to cost of products sold; $14 million to selling, general and administrative expenses; and $3 million to research and development expenses.

An explanation of the Company's use of these non-GAAP measures is provided at the end of this document.

BOSTON SCIENTIFIC CORPORATION
WORLDWIDE SALES
(Unaudited)

			Change
	Three Months Ended		As Reported	Constant
	December 31,		Currency	Currency
in millions	2010	2009	Basis	Basis

United States	$1,091	$1,145	(5)%	(5)%

EMEA	454	484	(6)%	0%
Japan	261	262	(1)%	(9)%
Inter-Continental	196	186	6%	2%
International	911	932	(2)%	(2)%

Subtotal	2,002	2,077	(4)%	(4)%

Divested Businesses	0	2	N/A	N/A

Worldwide	$2,002	$2,079	(4)%	(4)%

			Change
	Three Months Ended		As Reported	Constant
	December 31,		Currency	Currency
in millions	2010	2009	Basis	Basis

Cardiac Rhythm Management	$564	$607	(7)%	(7)%

Interventional Cardiology	641	703	(9)%	(9)%
Peripheral Interventions	172	168	2%	2%
Cardiovascular Group	813	871	(7)%	(7)%

Electrophysiology	36	38	(4)%	(4)%

Neurovascular	92	89	3%	2%

Endoscopy	284	269	6%	6%

Urology/Women's Health	127	123	3%	3%

Neuromodulation	86	80	8%	8%

Subtotal	2,002	2,077	(4)%	(4)%

Divested Businesses	0	2	N/A	N/A

Worldwide	$2,002	$2,079	(4)%	(4)%

Growth rates are based on actual, non-rounded amounts and may not recalculate precisely.

An explanation of the Company's use of these non-GAAP measures is provided at the end of this document.

BOSTON SCIENTIFIC CORPORATION
WORLDWIDE SALES
(Unaudited)

			Change
	Year Ended		As Reported	Constant
	December 31,		Currency	Currency
in millions	2010	2009	Basis	Basis

United States	$4,335	$4,675	(7)%	(7)%

EMEA	1,759	1,837	(4)%	(1)%
Japan	968	988	(2)%	(8)%
Inter-Continental	740	677	9%	1%
International	3,467	3,502	(1)%	(3)%

Subtotal	7,802	8,177	(5)%	(5)%

Divested Businesses	4	11	N/A	N/A

Worldwide	$7,806	$8,188	(5)%	(5)%

			Change
	Year Ended		As Reported	Constant
	December 31,		Currency	Currency
in millions	2010	2009	Basis	Basis

Cardiac Rhythm Management	$2,180	$2,413	(10)%	(10)%

Interventional Cardiology	2,602	2,859	(9)%	(10)%
Peripheral Interventions	669	661	1%	0%
Cardiovascular Group	3,271	3,520	(7)%	(8)%

Electrophysiology	147	149	(2)%	(2)%

Neurovascular	340	348	(2)%	(4)%

Endoscopy	1,079	1,006	7%	6%

Urology/Women's Health	481	456	5%	5%

Neuromodulation	304	285	7%	7%

Subtotal	7,802	8,177	(5)%	(5)%

Divested Businesses	4	11	N/A	N/A

Worldwide	$7,806	$8,188	(5)%	(5)%

Growth rates are based on actual, non-rounded amounts and may not recalculate precisely.

An explanation of the Company's use of these non-GAAP measures is provided at the end of this document.

BOSTON SCIENTIFIC CORPORATION
NON-GAAP CONSTANT CURRENCY NET SALES RECONCILIATIONS
(Unaudited)

	Q4 2010 Net Sales as compared to Q4 2009
	Change		Estimated
	As Reported	Constant	Impact of
	Currency	Currency	Foreign
in millions	Basis	Basis	Currency

United States	$(54)	$(54)

EMEA	(30)	0	$(30)
Japan	(1)	(22)	21
Inter-Continental	10	2	8
International	(21)	(20)	(1)

Subtotal	(75)	(74)	(1)

Divested Businesses	(2)	(2)	0

Worldwide	$(77)	$(76)	$(1)

	Q4 2010 Net Sales as compared to Q4 2009
	Change		Estimated
	As Reported	Constant	Impact of
	Currency	Currency	Foreign
in millions	Basis	Basis	Currency

Cardiac Rhythm Management	$(43)	$(40)	$(3)

Interventional Cardiology	(62)	(63)	1
Peripheral Interventions	4	4	0
Cardiovascular Group	(58)	(59)	1

Electrophysiology	(2)	(2)	0

Neurovascular	3	3	0

Endoscopy	15	14	1

Urology/Women's Health	4	4	0

Neuromodulation	6	6	0

Subtotal	(75)	(74)	(1)

Divested Businesses	(2)	(2)	0

Worldwide	$(77)	$(76)	$(1)

An explanation of the Company's use of these non-GAAP measures is provided at the end of this document.

BOSTON SCIENTIFIC CORPORATION
NON-GAAP CONSTANT CURRENCY NET SALES RECONCILIATIONS
(Unaudited)

	Q4 2010 YTD Net Sales as compared to Q4 2009
	Change		Estimated
	As Reported	Constant	Impact of
	Currency	Currency	Foreign
in millions	Basis	Basis	Currency

United States	$(340)	$(340)

EMEA	(78)	(21)	$(57)
Japan	(20)	(81)	61
Inter-Continental	63	5	58
International	(35)	(97)	62

Subtotal	(375)	(437)	62

Divested Businesses	(7)	(7)	0

Worldwide	$(382)	$(444)	$62

	Q4 2010 YTD Net Sales as compared to Q4 2009
	Change		Estimated
	As Reported	Constant	Impact of
	Currency	Currency	Foreign
in millions	Basis	Basis	Currency

Cardiac Rhythm Management	$(233)	$(230)	$(3)

Interventional Cardiology	(257)	(295)	38
Peripheral Interventions	8	2	6
Cardiovascular Group	(249)	(293)	44

Electrophysiology	(2)	(3)	1

Neurovascular	(8)	(15)	7

Endoscopy	73	64	9

Urology/Women's Health	25	21	4

Neuromodulation	19	19	0

Subtotal	(375)	(437)	62

Divested Businesses	(7)	(7)	0

Worldwide	$(382)	$(444)	$62

An explanation of the Company's use of these non-GAAP measures is provided at the end of this document.

BOSTON SCIENTIFIC CORPORATION
ESTIMATED NON-GAAP NET INCOME PER COMMON SHARE RECONCILIATIONS
(Unaudited)

	Q1 2011 Estimate		Full Year 2011 Estimate
	(Low)	(High)	(Low)	(High)
GAAP results	$0.30	$0.38	$0.53	$0.68

Estimated acquisition-related net (credits) charges	(0.01)	(0.01)	0.00	0.00
Estimated divestiture-related credits	(0.31)	(0.35)	(0.31)	(0.35)
Estimated restructuring-related charges	0.02	0.01	0.04	0.03
Estimated amortization expense	0.07	0.07	0.24	0.24

Adjusted results	$0.07	$0.10	$0.50	$0.60

An explanation of the Company's use of these non-GAAP measures is provided at the end of this document.

Use of Non-GAAP Financial Measures

To supplement Boston Scientific's consolidated financial statements presented on a GAAP basis, the Company discloses certain non-GAAP measures that exclude certain amounts, including adjusted net income, adjusted net income per share, and regional and divisional revenue growth rates that exclude the impact of foreign exchange. These non-GAAP measures are not in accordance with, or an alternative for, generally accepted accounting principles in the United States.

The GAAP measure most comparable to adjusted net income is GAAP net income and the GAAP measure most comparable to adjusted net income per share is GAAP net income per share. Reconciliations of each of these non-GAAP financial measures to the corresponding GAAP measure are included in the accompanying schedules.

To calculate regional and divisional revenue growth rates that exclude the impact of foreign exchange, the Company converts actual current-period net sales from local currency to U.S. dollars using constant foreign exchange rates. The GAAP measure most comparable to this non-GAAP measure is growth rate percentages using net sales on a GAAP basis. A reconciliation of this non-GAAP financial measure to the corresponding GAAP measure is included in the accompanying schedules.

Use and Economic Substance of Non-GAAP Financial Measures Used by Boston Scientific
Management uses these supplemental non-GAAP measures to evaluate performance period over period, to analyze the underlying trends in the Company's business, to assess its performance relative to its competitors, and to establish operational goals and forecasts that are used in allocating resources. In addition, management uses these non-GAAP measures to further its understanding of the performance of the Company's operating segments. The adjustments excluded from the Company's non-GAAP measures are consistent with those excluded from its reportable segments' measure of profit or loss. These adjustments are excluded from the segment measures that are reported to the Company's chief operating decision maker and are used to make operating decisions and assess performance.

The following is an explanation of each of the adjustments that management excluded as part of its non-GAAP measures for the three months and full years ended December 31, 2010 and 2009 and for the forecasted three month period ending March 31, 2011 and full year ending December 31, 2011, as well as reasons for excluding each of these individual items:

•
Goodwill and other intangible asset impairment charges - These amounts represent non-cash write-downs of the Company's goodwill balance attributable to its U.S. Cardiac Rhythm Management business, as well as certain intangible assets balances. Following the Company's acquisition of Guidant Corporation in 2006, and the related increase in the Company's debt, management has heightened its focus on cash generation and debt pay down. Management removes the impact of these charges from the Company's operating performance to assist in assessing the Company's cash generated from operations. Management believes this is a critical metric for the Company in measuring the Company's ability to generate cash and pay down debt. Therefore, these charges are excluded from management's assessment of operating performance and are also excluded from the measures management uses to set employee compensation. Accordingly, management believes this may be useful information to users of its financial statements and therefore has excluded these charges for purposes of calculating these non-GAAP measures to facilitate an evaluation of the Company's current operating performance, particularly in terms of liquidity.

•
Acquisition-related charges (credits) - These adjustments consist of (a) purchased research and development charges, (b) contingent consideration expense, (c) a gain on an acquisition-related milestone receipt, (d) due diligence and other fees, (e) an inventory step-up adjustment, and (f) an estimated acquisition-related gain associated with previously held equity investments. Purchased research and development is a highly variable charge based on the extent and nature of external technology acquisitions during the period. Contingent consideration expense is a non-cash charge representing accounting adjustments to state contingent consideration liabilities at their estimated fair value. These adjustments can be highly variable depending on the assessed likelihood of making future contingent consideration payments. In addition, contingent consideration expense was not recognized based on accounting principles in place previous to 2010, and, therefore, is not comparable to prior periods. The acquisition-related gain resulted from a receipt related to Guidant Corporation's sale of its vascular intervention and endovascular solutions businesses to Abbott Laboratories, and is not indicative of future operating results. Due diligence and other fees include legal, tax and other one time expenses associated with recent acquisitions that are not representative of on-going operations. The inventory step-up adjustment is a non-cash charge related to acquired inventory directly attributable to 2010 acquisitions and is not indicative of the Company's on-going operations, or on-going cost of products sold.  The estimated acquisition-related gain associated with previously held equity investments is also a non-recurring benefit associated with recent acquisitions. Management therefore removes the impact of these (credits) charges from the Company's operating results to facilitate an evaluation of the Company's current operating performance and a comparison to the Company's past operating performance.

•
Divestiture-related charges (credits) - These amounts represent (a) fees associated with business divestitures, (b) estimated gains resulting from business divestitures, and (c) gains and related tax impacts that the Company recognized related to the sale of certain non-strategic investments. The fees in the fourth quarter of 2010 represent fees associated with the Company's divestiture of its Neurovascular business and are not representative of on-going operations. The Company completed the sale of its Neurovascular business in January 2011, and the sale of its non-strategic investments during 2009, and the resulting gains are not indicative of future operating performance and are not used by management to assess operating performance. Accordingly, management excluded these amounts for purposes of calculating these non-GAAP measures to facilitate an evaluation of the Company's current operating performance and a comparison to the Company's past operating performance.

•
Restructuring and restructuring-related costs - These adjustments represent primarily severance, fixed asset write-offs, costs to transfer production lines from one facility to another, and other costs associated with the Company's 2010 Restructuring plan, Plant Network Optimization program and 2007 Restructuring plan. These expenses are excluded by management in assessing the Company's operating performance, as well as from the Company's operating segments' measures of profit and loss used for making operating decisions and assessing performance. Accordingly, management excluded these charges for purposes of calculating these non-GAAP measures to facilitate an evaluation of the Company's current operating performance and a comparison to the Company's past operating performance.

•
Litigation-related net (credits) charges - These amounts are attributable to certain patent litigation and other legal matters, including the receipt of a legal settlement following the favorable closure to a matter with Medinol, Ltd. in the fourth quarter of 2010, the reduction of previously recorded reserves associated with certain litigation matters in the fourth quarter of 2009, and charges related to losses associated with other matters during 2009, none of which reflect expected on-going operating expenses. Accordingly, management excluded these (credits) charges for purposes of calculating these non-GAAP measures to facilitate an evaluation of the Company's current operating performance and for comparison to the Company's past operating performance.

•
Discrete tax items - These items represent adjustments of certain tax positions, which were initially established in prior periods as a result of acquisition-, divestiture-, restructuring- or litigation-related charges (credits). These adjustments do not reflect expected on-going operating results. Accordingly, management excluded these amounts for purposes of calculating these non-GAAP measures to facilitate an evaluation of the Company's current operating performance and for comparison to the Company's past operating performance.

•
Amortization expense - Amortization expense is a non-cash charge and does not impact the Company's liquidity or compliance with the covenants included in its debt agreements. Management removes the impact of amortization from the Company's operating performance to assist in assessing the Company's cash generated from operations. Management believes this is a critical metric for the Company in measuring the Company's ability to generate cash and pay down debt. Therefore, amortization expense is excluded from management's assessment of operating performance and is also excluded from the measures management uses to set employee compensation. Accordingly, management believes this may be useful information to users of its financial statements and therefore has excluded amortization expense for purposes of calculating these non-GAAP measures to facilitate an evaluation of the Company's current operating performance, particularly in terms of liquidity.

•
Foreign exchange on net sales - The impact of foreign exchange is highly variable and difficult to predict. Accordingly, management excludes the impact of foreign exchange for purposes of reviewing regional and divisional revenue growth rates to facilitate an evaluation of the Company's current operating performance and comparison to the Company's past operating performance.

Material Limitations Associated with the Use of Non-GAAP Financial Measures
Non-GAAP net income, non-GAAP net income per diluted share, and regional and divisional revenue growth rates that exclude the impact of foreign exchange may have limitations as analytical tools, and these non-GAAP measures should not be considered in isolation from or as a replacement for GAAP financial measures. Some of the limitations associated with the use of these non-GAAP financial measures are:

•
Amortization expense and goodwill and other intangible asset impairment charges, though not directly affecting Boston Scientific's cash flows, represent a net reduction in value of goodwill and other intangible assets. The net loss associated with this reduction in value is not included in Boston Scientific's adjusted net income or adjusted net income per diluted share and therefore these measures do not reflect the full effect of the reduction in value of those assets.

•	Acquisition- and divestiture-related charges (credits) reflect economic costs and benefits to the Company and are not reflected in adjusted net income and adjusted net income per diluted share.

•
Items such as restructuring and restructuring-related costs, litigation-related net (credits) charges, and discrete tax items that are excluded from adjusted net income and adjusted net income per diluted share can have a material impact on cash flows and GAAP net income and net income per diluted share.

•	Revenue growth rates stated on a constant currency basis, by their nature, exclude the impact of foreign exchange, which may have a material impact on GAAP net sales.

•
Other companies may calculate adjusted net income, adjusted net income per diluted share, or regional and divisional revenue growth rates that exclude the impact of foreign exchange differently than Boston Scientific does, limiting the usefulness of those measures for comparative purposes.

Compensation for Limitations Associated with Use of Non-GAAP Financial Measures
Boston Scientific compensates for the limitations on its non-GAAP financial measures by relying upon its GAAP results to gain a complete picture of the Company's performance. The non-GAAP numbers focus instead upon the core business of the Company, which is only a subset, albeit a critical one, of the Company's performance.

The Company provides detailed reconciliations of each non-GAAP financial measure to its most directly comparable GAAP measure in the accompanying schedules, and Boston Scientific encourages investors to review these reconciliations.

Usefulness of Non-GAAP Financial Measures to Investors
The Company believes that presenting adjusted net income, adjusted net income per share, and regional and divisional revenue growth rates that exclude the impact of foreign exchange in addition to the related GAAP measures provides investors greater transparency to the information used by Boston Scientific management for its financial and operational decision-making and allows investors to see Boston Scientific's results “through the eyes” of management. The Company further believes that providing this information better enables Boston Scientific's investors to understand the Company's operating performance and to evaluate the methodology used by management to evaluate and measure such performance.